SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 13, 2005


                                  eGames, Inc.
             (Exact name of registrant as specified in its charter)


Pennsylvania                           0-27102                 23-2694937
------------                           -------                 ----------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
 of incorporation)                                          Identification No.)



2000 Cabot Blvd. West, Suite 110, Langhorne, PA                19047-1833
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(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (215) 750-6606


                    -----------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 13, 2005, eGames, Inc. (the "Company") completed the purchase of substantially all of the assets of Cinemaware, Inc. ("Cinemaware") pursuant to an Asset Purchase Agreement (the "Agreement") between the Company and Cinemaware dated October 6, 2005. The assets acquired principally consist of intellectual property, contract rights and goodwill. Pursuant to the Agreement, the Company issued 817,439 shares of its common stock to Cinemaware, 272,480 of which are being held in escrow pursuant to an Escrow Agreement dated October 13, 2005 between the Company, Cinemaware and Hudson United Bank (the "Escrow Agreement") for one year for the Company's indemnification claims under the Agreement. The Company also issued to Cinemaware a warrant to purchase 150,000 shares of the Company's common stock at an exercise price of $.50 per share, and a warrant to purchase 150,000 shares of the Company's common stock at an exercise price of $.75 per share (collectively, the "Warrants"). The Warrants each have a term of five years.

As part of the transaction, Lars Fuhrken-Batista, Cinemaware's President, has joined the Company as its new Vice President of Development. As part of Mr. Batista's employment, he received a stock option to purchase 150,000 shares of the Company's common stock with an exercise price of $0.43 per share. The option is not part of any stock option plan and vests and becomes exercisable over five years in equal annual installments. The option has a term of six years. Also as part of the transaction, Cinemaware and Mr. Batista each entered into Non-Competition and Confidentiality Agreements with the Company (collectively, the "Non-Competition Agreements").

The amount and type of consideration was determined on the basis of arm's length negotiations between the Company and Cinemaware. Neither the Company nor any of its affiliates has any material relationship to Cinemaware or any of its shareholders, other than as related to the Agreement and the transactions contemplated thereby.

The foregoing description of the Warrants, the Escrow Agreement and the Non-Competition Agreements and the transactions contemplated thereby are qualified in their entirety by reference to the Warrants, the Escrow Agreement and the Non-Competition Agreements filed as Exhibits 2.1, 2.2, 2.3, 2.4 and 2.5 to this Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

The Company is not required to file financial statements in connection with the acquisition described in Items 1.01 and 2.01.

(b) Pro Forma financial information.

The Company is not required to file pro forma financial information in connection with the acquisition described in Items 1.01 and 2.01.

(c) Exhibits. The following documents are filed as exhibits to this report.

2.1 Warrant for the Purchase of 150,000 shares of Common Stock of eGames, Inc. exercisable at $0.75 per share

2.2 Warrant for the Purchase of 150,000 shares of Common Stock of eGames, Inc. exercisable at $0.50 per share

2.3 Escrow Agreement dated October 13, 2005 between and among eGames, Inc., Cinemaware, Inc. and Hudson United Bank

2.4 Non-Competition and Confidentiality Agreement dated October 13, 2005 between Lars Fuhrken-Batista and eGames, Inc.

2.5 Non-Competition and Confidentiality Agreement dated October 13, 2005 between Cinemaware, Inc. and eGames, Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        eGames, Inc.


                                        By:/s/ Thomas W. Murphy
                                           ----------------------------------
                                           Thomas W. Murphy, Vice President and
                                           Chief Financial Officer
Dated: October 19, 2005